As filed with the Securities and Exchange Commission on July 10, 2017
Registration No. 333- 192040
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

UNISYS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-0387840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
__________________

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422
(215) 986-4011
(Address including zip code, of Principal Executive Offices)
__________________

UNISYS CORPORATION SAVINGS PLAN
UNISYS TECHNICAL SERVICES SAVINGS PLAN
(Full Title of the Plan)
__________________

Gerald P. Kenney
Senior Vice President, General Counsel and Secretary
Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422
(215) 986-4205
(Name, Address, Zip Code and Telephone Number of Agent for Service)
________________

Copy to:
Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐                Accelerated filer  ☒
Non-accelerated filer  ☐                Smaller reporting company  ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 333- 192040) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2013 and relating to the offering of 3,000,000 shares of common stock, $.01 par value per share (the “Common Stock”), of Unisys Corporation (the “Company”), and an indeterminate number of plan interests to be offered under the Unisys Corporation Savings Plan (the “Savings Plan”). By Post-Effective Amendment No.1 to the Registration Statement, filed with the Commission on April 29, 2016, (i) the Registration Statement also related to the Unisys Technical Services Savings Plan (the “Technical Services Plan”), (ii) the shares of Company Common Stock covered by the Registration Statement were offered pursuant to the Savings Plan or the Technical Services Plan and (iii) the Registration Statement also covered an indeterminate number of plan interests to be offered under the Technical Services Plan.

Effective December 30, 2016, the Technical Services Plan merged with and into the Savings Plan. As a result, the Technical Services Plan ceased to exist as a separate legal entity, and participants in the Technical Services Plan became participants in the Savings Plan. Therefore, this Post-Effective Amendment No. 2 is being filed to deregister the remaining unsold plan interests under the Technical Services Plan. The Registration Statement will continue to be in effect with respect to plan interests offered under the Savings Plan, as well as shares of Company Common Stock previously registered pursuant to the Registration Statement that remain unsold, which continue to be offered pursuant to the Savings Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania, on July 10, 2017.

UNISYS CORPORATION

/s/ Peter A. Altabef
Name: Peter A. Altabef
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 10, 2017.

Signature	Title	Date
/s/ Peter A. Altabef
Peter A. Altabef	Director, President and Chief Executive Officer (principal executive officer)	July 10, 2017

/s/ Inder M. Singh
Inder M. Singh	Senior Vice President and Chief Financial Officer (principal financial officer)	July 10, 2017

*
Michael M. Thomson	Vice President and Corporate Controller (principal accounting officer)	July 10, 2017

*
Jared L. Cohon	Director	July 10, 2017

*
Alison Davis	Director	July 10, 2017

*
Nathaniel A. Davis	Director	July 10, 2017

*
Denise K. Fletcher	Director	July 10, 2017

*
Philippe Germond	Director	July 10, 2017

Paul E. Martin	Director

*
Lee D. Roberts	Director	July 10, 2017

*
Paul E. Weaver	Director	July 10, 2017

*By: /s/ Peter A. Altabef
 Peter A. Altabef
 Attorney-in-Fact

The Plans. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Unisys Corporation Savings Plan, for itself and as successor to the Unisys Technical Services Savings Plan, has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on July 10, 2017

UNISYS CORPORATION SAVINGS PLAN

By:	/s/ Donna Brown
Name:	Donna Brown
Title:	Plan Administrator

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